Exhibit 17(e)

Third Amendment to Transfer Agency and Service Agreement

This Third Amendment (“Amendment”), effective as of August 31, 2010 (“Effective Date”), is to the Transfer Agency and Service Agreement (the “Agreement”) dated December 1, 2006, by and among Computershare Inc., formerly known as Computershare Shareholder Services, Inc., and its fully owned subsidiary Computershare Trust Company, N.A. (collectively, “Transfer Agent”) and each of the BlackRock Closed-End Investment Companies listed on Exhibit C attached to the Agreement (each, a “Customer”).

WHEREAS, each Customer and the Transfer Agent are parties to the Agreement; and

WHEREAS, each Customer and the Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. BlackRock Build America Bond Trust is hereby added as a party to the Agreement.

2. In order that it may become a party to the Agreement, including, without limitation, any and all schedules and exhibits thereto, BlackRock Build America Bond Trust agrees and binds itself to the terms and conditions thereof and acknowledges that by its execution and delivery of this Amendment it shall assume all of the obligations and shall be entitled to all of the rights, duties and obligations of a Customer (as such term is defined in the Agreement), as if it were an original party thereto.

3. Exhibit C is hereby deleted in its entirety and replaced with the new Exhibit C attached hereto as Schedule 1, which reflects the addition of BlackRock Build America Bond Trust as a party to the Agreement.

4. Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

BLACKROCK BUILD AMERICA BOND TRUST

By:	/s/ Neal Andrews
Name:	Neal Andrews
Title:	Chief Financial Officer

Date:

BLACKROCK ADVISORS, LLC

On behalf of each of the BlackRock Closed-End Investment

Companies listed on Exhibit C attached to the Agreement

By:	/s/ Jay Fife
Name:	Jay Fife
Title:	Managing Director

Date:	8/19/10

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N.A.

On behalf of both entities

By:	[Illegible]
Name:
Title :

Date:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

BLACKROCK BUILD AMERICA BOND TRUST

By:	/s/ Neal Andrews
Name:	Neal Andrews
Title:	Chief Financial Officer

Date:

BLACKROCK ADVISORS, LLC

On behalf of each of the BlackRock Closed-End Investment

Companies listed on Exhibit C attached to the Agreement

By:	/s/ Jay Fife
Name:	Jay Fife
Title:	Managing Director

Date:

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N.A.

On behalf of both entities

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Manager, Contract Administrator

Date:	August 17, 2010

Schedule 1

EXHIBIT C

Coy (Legacy Co Code)	Company Name
BAF	BlackRock Insured Municipal Income Investment Trust
BBF	BlackRock Municipal Income Investment Trust
BBK	BlackRock Municipal Bond Trust
BBN	BlackRock Build America Bond Trust
BFK	BlackRock Municipal Income Trust
BFO	BlackRock Florida Municipal 2020 Term Trust
BFY	BlackRock New York Municipal Income Trust II
BFZ	BlackRock California Municipal Income Trust
BGT	BlackRock Floating Rate Income Trust
BHD	BlackRock Strategic Bond Trust
BHK	BlackRock Core Bond Trust
BHL	BlackRock Defined Opportunity Credit Trust
BHV	BlackRock Virginia Municipal Bond Trust
BHY	BlackRock High Yield Trust
BIE	BlackRock Municipal Bond Investment Trust
BJZ	BlackRock California Municipal 2018 Term Trust
BKK	BlackRock Municipal 2020 Term Trust
BKN	BlackRock Investment Quality Municipal Trust Inc
BKT	BlackRock Income Trust Inc
BLE	BlackRock Municipal Income Trust II
BLH	BlackRock New York Municipal 2018 Term Trust
BLJ	BlackRock New Jersey Municipal Bond Trust
BLW	BlackRock Limited Duration Income Trust
BMT	BlackRock Insured Municipal Term Trust Inc
BNA	BlackRock Income Opportunity Trust Inc
BNJ	BlackRock New Jersey Municipal Income Trust
BNY	BlackRock New York Municipal Income Trust
BPK	BlackRock Municipal 2018 Term Trust
BPP	BlackRock Credit Allocation Income Trust III
BPS	BlackRock Pennsylvania Strategic Municipal Trust
BQH	BlackRock New York Municipal Bond Trust
BSD	BlackRock Strategic Municipal Trust
BSE	BlackRock New York Insured Municipal Income Trust
BTA	BlackRock Long-Term Municipal Advantage Trust
BTZ	BlackRock Credit Allocation Income Trust IV
BYM	BlackRock Insured Municipal Income Trust

BZM	BlackRock Maryland Municipal Bond Trust
COY	BlackRock Corporate High Yield Fund Inc
CYE	BlackRock Corporate High Yield Fund III Inc
DVF	BlackRock Diversified Income Strategies Fund Inc
FRA	BlackRock Floating Rate Income Strategies Fund Inc
FRB	BlackRock Floating Rate Income Strategies Fund II
HIS	BlackRock High Income Shares
HYT	BlackRock Corporate High Yield Fund VI Inc
HYV	BlackRock Corporate High Yield Fund V Inc
MCA	BlackRock Muniyield California Insured Fund Inc
MEN	BlackRock Munienhanced Fund Inc
MNE	BlackRock Muni New York Intermediate Duration Fund
MPA	BlackRock Muniyield Pennsylvania Insured Fund
MQY	BlackRock Muniyield Quality Fund Inc
MUE	BlackRock Muniholdings Insured Fund II Inc
MUI	BlackRock Muni Intermediate Duration Fund Inc
MYI	BlackRock Muniyield Insured Fund Inc
PSW	BlackRock Credit Allocation Income Trust I, Inc.
PSY	BlackRock Credit Allocation Income Trust II, Inc.
RAA	BlackRock California Investment Quality Muni Trust
RFA	BlackRock Investment Quality Muni Income Trust
RNJ	BlackRock New Jersey Investment Quality Muni Trust
RNY	BlackRock New York Investment Quality Muni Trust